Exhibit 99.1

PURE Bioscience Reports Fiscal 2021

Financial Results

Update on Business and PURE’s SDC-Based Antimicrobial Food Safety Solutions

RANCHO CUCAMONGA, CA (October 28, 2021) – PURE Bioscience, Inc. (OTCQB: PURE) (the “Company,” “PURE” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal year ended July 31, 2021.

Summary of Results – Year-End Operations

●	Net product sales were $3,698,000 and $6,917,000 for the fiscal years ended July 31, 2021 and 2020, respectively. The decrease of $3,219,000 was attributable to decreased sales across our distribution and end-user network servicing the food processing, transportation and janitorial industry. In addition, during the fiscal year ended July 31, 2021, we recognized $229,000 in royalties from a nonexclusive third-party distributor.
●	Net loss for the fiscal year ended July 31, 2021 was ($2.3 million), compared to net income of $4,000 for the fiscal year ended July 31, 2020.
●	Net loss, excluding interest expense, depreciation and amortization and share-based compensation, for the fiscal year ended July 31, 2021 was ($1.3 million), compared to net income of $982,000 for the fiscal year ended July 31, 2020.
●	Net loss per share was ($0.03) for the fiscal year ended July 31, 2021, compared to zero net income per share for the fiscal year ended July 31, 2020.
●	Gross margin, as a percentage of net product sales, was 50% and 58% for the fiscal years ended July 31, 2021 and 2020, respectively. The decrease in gross margin percentage was primarily attributable to the sale of higher-margin formulations and packaging configurations of our products during the fiscal year ended July 31, 2020, compared to the fiscal year ended July 31, 2021.
●	Net cash used in operations for the fiscal year ended July 31, 2020 was ($1.2 million), compared to net cash provided by operations of $669,000 for the fiscal year ended July 31, 2020.

Business Update

●	PURE continues to work closely with the fresh produce processing industry as it recovers from the global pandemic sales slump in food service and packaged retail products. PURE is working with Taylor Farms to successfully implement new use cases to enhance Taylor Farms’ food safety program.
●	PURE’s environmental solutions have now been adopted by a state-of-the-art national citrus packing company with twenty-four locations. The initial rollout included approximately 25% of its locations with the remainder to be scheduled for training and adoption. PURE’s environmental solutions were the only disinfectants chosen by this citrus packing company.
●	PURE’s technology is also providing a new direction in growing produce with a farming innovation company with deep expertise in plant science, robotics and artificial intelligence with operations in their new, 535,000-square-foot indoor facility in Texas.
●	PURE has added Tim Steffensmeier to our sales team. He has twenty years of experience in the food industry and has held key leadership roles in production, sanitation and food safety departments. Mr. Steffensmeier began his career at Kraft Foods and for the past ten years has worked at Commercial Food Sanitation (CFS), where he was one of the founding members. CFS is an industry-leading food safety training, inspection, and consulting service. Mr. Steffensmeier brings broad field experience and contacts to our sales efforts.

●	PURE has also grown our relationship with Factor IV Solutions, a food-processing solutions provider with seven years of success in supporting the produce industry. PURE’s environmental solution is being adopted by their customers from farm through processing.
●	As the fresh produce industry ramps back up, two of the fresh produce industry’s top four processors are evaluating PURE’s technology for adoption. PURE is providing training and solutions in multiple locations to support the potential adoption of PURE’s technology. We have seen the dairy, bakery and restaurant segments continue to increase their use of our solutions.
●	Our partners in the janitorial and sanitation industries have promoted the adoption of PURE’s solutions in schools reopening from the pandemic. PURE Hard Surface has been adopted and is being used daily in public and private school districts in multiple states, including Texas, Oklahoma, Alabama, Tennessee, Arkansas, Maryland, Florida, North Carolina, Washington, Oregon, and California. Marathon Specialty Chemicals and its distribution partners are working with trade publications to provide information on our solutions.
●	LightHouse for the Blind and Visually Impaired (LightHouse) is finalizing the production of PURE Hard Surface on its new bottling lines. LightHouse has become one of our top three customers as its sales have increased under the General Services Administration’s (GSA) AbilityOne program, the program in which federal agencies procure goods and services from companies that provide employment opportunities to individuals with disabilities. We expect LightHouse to start producing our product on site using blind and visually-impaired personnel within the next six weeks. In recognition of our partnership with Lighthouse, PURE received the Vendor Partner of the Year award from the National Industries for the Blind (NIB) at its Fall 2021 National Convention (canceled due to the COVID-19 Delta variant). Notification of the award was sent to all NIB customers and distributors.
●	With the help of Board Member Kristin Taylor, PURE is establishing and developing a formal marketing function. After reviewing a number of partners and models, PURE has chosen an outside partner to build and co-manage a marketing function. Marketing efforts will drive more leads, generate additional revenue, build global brand delineation and recognition, and support product development. The project includes revamping PURE’s website, creating a digital presence, driving key segment branding, content creation, consistent ad campaigns, and more, all with the goal of revenue generation and brand building. We expect to roll out our initial marketing campaign during the first calendar quarter of 2022.

Tom Y. Lee, Chief Executive Officer, said that, “As noted in our fiscal third quarter press release, the uncertainty related to chemistry supply during the initial phase of the pandemic caused a significant increase in revenues during the late third and fourth quarter of last year. This over-supply took many of our large end-users and distributors months to work through and sell into the market. During the latter stage of fiscal 2021, the reorder process began to normalize as our fiscal fourth quarter product revenue was $857,000. We are continuing to work alongside our customers as the industries we are focused on return to normalcy,” concluded Lee.

About PURE Bioscience, Inc.

PURE is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE is headquartered in Rancho Cucamonga, California (San Bernardino metropolitan area). Additional information on PURE is available at www.purebio.com.

Use of Non-GAAP Financial Measures

To supplement PURE’s financial statements presented on a GAAP basis, PURE provides Modified EBITDA as supplemental measures of its performance.

To supplement PURE’s financial statements presented on a GAAP basis, PURE provides Adjusted EBITDA and free cash flow as supplemental measures of its performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, depreciation and amortization and stock-based compensation expense. We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; economic and other disruptions resulting from COVID-19; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2021. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Ph: 619-596-8600 ext: 116

PURE Bioscience, Inc.

Consolidated Balance Sheets

	July 31, 2021	July 31, 2020
Assets
Current assets
Cash and cash equivalents	$2,390,000	$3,839,000
Accounts receivable	368,000	1,089,000
Inventories	332,000	547,000
Restricted cash	75,000	75,000
Prepaid expenses	32,000	16,000
Total current assets	3,197,000	5,566,000
Property, plant and equipment, net	740,000	316,000
Patents, net	366,000	441,000
Total assets	$4,303,000	$6,323,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$593,000	$1,344,000
Accrued liabilities	138,000	168,000
Loan payable	239,000	—
Total current liabilities	970,000	1,512,000
Total liabilities	970,000	1,512,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized, 87,223,141 shares issued and outstanding at July 31, 2021, and 87,072,951 shares issued and outstanding at July 31, 2020	873,000	871,000
Additional paid-in capital	128,253,000	127,414,000
Accumulated deficit	(125,793,000)	(123,474,000)
Total stockholders’ equity	3,333,000	4,811,000
Total liabilities and stockholders’ equity	$4,303,000	$6,323,000

PURE Bioscience, Inc.

Consolidated Statements of Operations

	Year ended
	July 31,
	2021	2020
Net product sales (including related party sales of $124,000 for the fiscal year ended July 31, 2020)	$3,698,000	$6,917,000
Royalty revenue	229,000	—
Total revenue	3,927,000	6,917,000
Cost of goods sold	1,852,000	2,896,000
Gross Profit	2,075,000	4,021,000
Operating costs and expenses
Selling, general and administrative	4,047,000	3,695,000
Research and development	339,000	322,000
Total operating costs and expenses	4,386,000	4,017,000
Income (loss) from operations	(2,311,000)	4,000
Other income (expense)
Interest expense, net	(4,000)	(5,000)
Other income, net	(4,000)	5,000
Total other expense	(8,000)	—
Net income (loss)	$(2,319,000)	$4,000
Net income (loss) per common share - basic	$(0.03)	$0.00
Net income (loss) per common share - diluted	(0.03)	0.00
Weighted average shares - basic	87,174,312	82,209,487
Weighted average shares - diluted	87,174,312	84,611,822

PURE Bioscience, Inc.

Consolidated Statements of Stockholders’ Equity

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance July 31, 2019	76,732,334	$768,000	$123,900,000	$(123,478,000)	$1,190,000
Issuance of common stock in private placements, net	9,758,619	97,000	2,733,000		2,830,000
Share-based compensation expense - stock options	—	—	555,000	—	555,000
Share-based compensation expense - restricted stock units	—	—	232,000	—	232,000
Issuance of common stock upon the vesting of restricted stock units	400,000	4,000	(4,000)	—	—
Issuance of common stock upon the exercise of stock options	181,998	2,000	(2,000)	—	—
Net income	—	—	—	4,000	4,000
Balance July 31, 2020	87,072,951	871,000	127,414,000	(123,474,000)	4,811,000
Share-based compensation expense - stock options	—	—	758,000	—	758,000
Share-based compensation expense - restricted stock units	—	—	83,000	—	83,000
Issuance of common stock upon exercise of stock options	150,190	2,000	(2,000)	—	—
Net loss	—	—	—	(2,319,000)	(2,319,000)
Balance July 31, 2021	87,223,141	$873,000	$128,253,000	$(125,793,000)	$3,333,000

PURE Bioscience, Inc.

Consolidated Statements of Cash Flows

	Year Ended
	July 31,
	2021	2020
Operating activities
Net income (loss)	$(2,319,000)	$4,000
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Share-based compensation	841,000	787,000
Amortization of stock issued for services	—	4,000
Depreciation and amortization	172,000	192,000
Reserve for inventory obsolescence	150,000	—
Changes in operating assets and liabilities:
Accounts receivable	721,000	(716,000)
Inventories	65,000	(370,000)
Prepaid expenses	(16,000)	(2,000)
Accounts payable and accrued liabilities	(781,000)	774,000
Deferred rent	—	(4,000)
Net cash provided by (used) in operating activities	(1,167,000)	669,000
Investing activities
Purchases of property, plant and equipment	(521,000)	(58,000)
Net cash used in investing activities	(521,000)	(58,000)
Financing activities
Net proceeds from the sale of common stock	—	2,830,000
Net proceeds from payroll protection program loan	239,000	—
Net cash provided by financing activities	239,000	2,830,000
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,449,000)	3,441,000
Cash, cash equivalents, and restricted cash at beginning of year	3,914,000	473,000
Cash, cash equivalents, and restricted cash at end of year	$2,465,000	$3,914,000

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$2,390,000	$3,839,000
Restricted cash	75,000	75,000
Total cash, cash equivalents and restricted cash	$2,465,000	$3,914,000

Supplemental disclosure of cash flow information
Cash paid for taxes	$4,000	$4,000

Set forth below is a reconciliation of net loss to Modified EBITDA for the fiscal years ended July 31, 2021 and 2020:

	July 31,
	2021	2020
Net income (loss)	$(2,319,000)	$4,000
Add (deduct)
Other (income) expense	4,000	—
Depreciation and amortization	172,000	192,000
Stock-based compensation	841,000	787,000
Modified EBITDA	$(1,302,000)	$983,000